UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2005

DDS TECHNOLOGIES USA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	1-15547	13-4253546
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Palmetto Park Road, Suite 510

Boca Raton, Florida 33432

(Address of principal executive office)

Registrant’s telephone number, including area code (561) 750-4450

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 21, 2005, DDS Technologies USA, Inc. (the “Company”) issued a press release announcing that it had entered into a Marketing & License Agreement (the “Agreement”) with Xethanol Corporation (“Xethanol”) on October 20, 2005. The Agreement grants Xethanol a license with respect to the Company’s proprietary dry disaggregation technology to extract materials from agricultural commodities including corn and cellulosic biomass to be used as ethanol production feedstock in Xethanol’s ethanol production facilities. In addition, the Company has granted Xethanol an exclusive license, with certain exceptions, to market the Company’s dry disaggregation technology to the ethanol industry in the USA.

The Company and Xethanol had been engaged in litigation regarding a Pre-Formation Agreement previously entered into by the two companies. The dispute has now been amicably settled. Pursuant to the Agreement, the parties entered into a Mutual Release, pursuant to which each party discharged the other from all claims and liabilities and the parties have agreed to dismiss all pending litigation proceedings. As part of the settlement, the Company issued 200,000 shares of its stock to Xethanol.

A copy of the press release is being furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference herein. The Agreement is attached as Exhibit 10.1 hereto and is hereby incorporated by reference in its entirety.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable

(b)	Pro Forma Financial Information.

Not applicable

(c)	Exhibits.

Exhibit 10.1 — Marketing and License Agreement dated October 20, 2005 by and between Xethanol Corporation and DDS Technologies USA, Inc.

Exhibit 99.1 — DDS Technologies USA, Inc. announces marketing and license agreement with Xethanol Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DDS TECHNOLOGIES USA, INC.

Date: November 1, 2005	By:
	Name:	Joseph Fasciglione
	Title:	Chief Financial Officer

Index to Exhibits

Exhibit No.	Exhibit Title
10.1	Marketing and License Agreement dated October 20, 2005 by and between Xethanol Corporation and DDS Technologies USA, Inc.

99.1	DDS Technologies USA, Inc. announces marketing and license agreement with Xethanol Corporation.